Exhibit 19

                  GUARANTY dated as of December 21, 2001 (this "Agreement" or the "TCW Guaranty") between TCW/CRESCENT MEZZANINE PARTNERS III, L.P., a Delaware limited partnership ("TCW Partners"), TCW/CRESCENT MEZZANINE TRUST III, a Delaware statutory business trust ("TCW Trust" and, together with TCW Partners, individually, a "Guarantor" and, collectively, the "Guarantors), TCW/CRESCENT MEZZANINE III, LLC, a Delaware limited liability company (the "General Partner") and CITICORP USA, INC., as Administrative Agent under the Credit Agreement referred to below (the "Administrative Agent").

                  MEMC Electronic Materials, Inc., a Delaware corporation (the "Borrower"), certain lenders party thereto and the Administrative Agent are parties to a Revolving Credit Agreement dated as of December 21, 2001 (as from time to time modified or amended, the "Credit Agreement") providing, subject to the terms and conditions thereof, for the making of loans by said lenders to the Borrower in an aggregate principal amount at any one time outstanding up to an aggregate principal amount at any one time outstanding of $150,000,000. To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed, by its execution and delivery hereof, to jointly and severally guarantee the credit so extended to the Borrower to the extent of the TCW Percentage, as hereinafter defined.

                  Accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, the following terms shall have the following meanings when used herein:

                  "Change in Control" shall mean (a) TPG GENPAR III, L.P. shall cease to be the "General Partner" (as such term is defined in the TPG Partnership Agreement) of TPG; (b) TPG shall cease to be a Fund Guarantor; (c) GEI Capital III, LLC shall cease to be the "General Partner" (as such term is defined in the GEI Partnership Agreement) of GEI or GEI Side; (d) Leonard Green & Partners L.P. shall cease to be the "Management Company" (as such term is defined in the GEI Partnership Agreement and GEI Side Partnership Agreement); (e) TCW/Crescent Mezzanine III, LLC or any Affiliate thereof shall cease to be the "General Partner" (as such term is defined in the TCW Partnership Agreement) of TCW or cease to be the "Managing Owner" (as such term is defined in the TCW Trust Agreement) of TCW Trust; or (g) TCW/Crescent Mezzanine Management III, LLC or an Affiliate thereof shall cease to be the "Investment Manager" (as such term is defined in the TCW Partnership Agreement and the TCW Trust Agreement) of TCW or TCW Trust; provided, however, that with respect to clauses (c) and (d) above, no "Change in Control" shall be deemed to have occurred as a result of any transaction or series of transactions, name change or changes or corporate reorganization of any Person provided that after such event or events, a majority of the voting interests of the "General Partner" of GEI or GEI Side, as the case may be, continue to be held by the "Principals" (as defined in the GEI and GEI Side Partnership Agreements) collectively.

                  "Guarantor Conditions" shall mean that:

                           (a) The Administrative Agent (or its counsel) shall have received from each Guaranty Party either (i) a counterpart of the Guaranty Document to which it is party duly executed by such party or
         (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guaranty Document to which it is party) that such party has signed a counterpart of such Guaranty Document;

                           (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Richards, Layton & Finger, P.A., special Delaware counsel to the Guaranty Parties party to the GEI Guaranty, Gibson, Dunn & Crutcher LLP, counsel to the Guaranty Parties party to the GEI Guaranty, and Kramer Levin Naftalis & Frankel LLP, special counsel to the Guaranty Parties party to the GEI Guaranty,
         (ii) O'Melveny & Myers LLP special counsel to the Guaranty Parties party to the TCW Guaranty, and Kramer Levin Naftalis & Frankel LLP, special counsel to the Guaranty Parties party to the TCW Guaranty and
         (iii) Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Guaranty Parties party to the TPG Guaranty, and Cleary, Gottlieb, Steen & Hamilton, special counsel to the Guaranty Parties party to the TPG Guaranty, in each case, in form and substance reasonable acceptable to the Administrative Agent; and

                           (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Guaranty Party, the authorization of the Guaranty Documents and any other legal matters relating to the Guaranty Parties, the Guaranty Documents or the transactions contemplated thereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  "Guarantor Default" shall mean any of the following events:

                    (a) any representation or warranty made by or on behalf of any Guaranty Party in any Guaranty Document or any amendment or modification thereof or waiver thereunder, or in any certificate or other document furnished pursuant to any Guaranty Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                    (b) any Guaranty Party shall fail to observe or perform any covenant, condition or agreement applicable to such Guaranty Party contained in Section 4(A)(1)(a), 4(A)(5)(iii), 4(A)(7), 4(A)(8), 4(B)(1)(a), 4(B)(2), 4(B)(3), 4(B)(4), 4(B)(5), 4(B)(6)
               or 4(B)(7) of the Guaranty Documents;

                    (c) any Guaranty Party shall fail to observe or perform any covenant, condition or agreement applicable to such Guaranty Party contained in any Guaranty Document (other than those specified in clause (a) or (b) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to such Guaranty Party (which notice will be given at the request of any Lender);

                    (d) any Guaranty Party shall fail to make any payment
               (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

                    (e) any event or condition occurs that results in any
               Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                    (f) an involuntary proceeding shall be commenced or an
               involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Guaranty Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Guaranty Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered;

                    (g) any Guaranty Party shall (i) voluntarily commence any
               proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section,
               (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Guaranty Party or for a substantial part of its assets,
               (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                    (h) any Guaranty Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                    (i) one or more judgments for the payment of money in an
               aggregate amount in excess of $5,000,000 (net of amounts covered by insurance as to which the insurer has admitted liability in writing) shall be rendered against any Guaranty Party and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Guaranty Party to enforce any such judgment; or

                    (j) a Change in Control shall occur.

                  "Guaranty Document" shall mean each of this Agreement and the Other Guaranties.

                  "Guaranty Party" shall mean the Guarantors, each Other Guarantor and each "General Partner" (as defined in each Guaranty).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, assets, operations, properties, financial condition, contingent liabilities or prospects of a Guarantor, (b) the ability of a Guarantor to perform its obligations hereunder or (c) any rights of or benefits available to the Administrative Agent or the Lenders hereunder.

                  "Material Indebtedness" means Indebtedness, or obligations in respect of one or more Hedging Agreements, of any Guaranty Party party hereto in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Guaranty Parties in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Guaranty Parties would be required to pay if such Hedging Agreement were terminated at such time.

                  "Other Guaranties" shall mean (i) the Guaranty dated as of the date hereof between TPG Partners III, L.P. and the Administrative Agent relating to the Credit Agreement (the "TPG Guaranty") and (ii) the Guaranty dated as of the date hereof between Green Equity Investors III, L.P., Green Equity Investors Side III, L.P. and the Administrative Agent relating to the Credit Agreement (the "GEI Guaranty").

                  "Other Guarantors" shall mean (i) Green Equity Investors III, L.P., (ii) Green Equity Investors Side III, L.P. and (iii) TPG Partners III, L.P. ("TPG").

                  "Other Taxes" means any and all current or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under this Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Partnership/Trust Agreement" shall mean (i) the Amended and Restated TCW/Crescent Mezzanine Partners III, L.P. Agreement of Limited Partnership dated as of March 7, 2001, as amended and (ii) the Declaration of Trust and Trust Agreement of TCW/Crescent Mezzanine Partners III, L.P. dated as of March 7, 2001, as amended.

                  "Property" shall mean, with respect to any Person, any property or assets, or interest therein, of such Person including aggregate Unpaid Commitments.

                  "Solvent" shall mean, with respect to any Person at any time, that (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's property would constitute an unreasonably small capital.

                  "Surviving Representations" shall mean each of the representations and warranties contained in Sections 3.01(1), 3.01(2), 3.01(3), 3.01(4), 3.01(6), 3.01(8), 3.01(9), 3.01(13), 3.02(1),
         3.02(2), 3.02(3), 3.02(4), 3.02(5) and 3.02(6) hereof.

                  "TCW Percentage" shall mean 20% as modified from time to time pursuant to the terms hereof.

         The terms "Aggregate Partnership Commitments", "Aggregate Trust Commitments", "Binding Commitment", "Capital Contribution", "Commitment Period", "Defaulting Owner", "Defaulting Partner", "Event of Withdrawal", "Investment", "Limited Owner", "Limited Partner", "Material Adverse Event", "Mezzanine Securities", "Other Event", "Partners", "Portfolio Company", "Suspension of Commitments" and "Unpaid Commitments" shall have the respective meanings assigned thereto in the Partnership/Trust Agreements.

                  Section 2.  The Agreement.

                  2.01  The Agreement.

                  (a) Subject to Section 2.05, the Guarantors hereby jointly and severally guarantee to the Lenders and the Administrative Agent the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the TCW Percentage of the principal of and interest on the Loans and the TCW Percentage of all other amounts whatsoever now or hereafter payable or becoming payable to the Lenders and the Administrative Agent by the Borrower under the Credit Agreement (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the TCW Percentage of the same in full when due, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the TCW Percentage thereof will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding the foregoing, upon the expiration of the Commitment Period, the TCW Percentage of the Guarananteed Obligations shall be paid within 59 days of such expiration.

                  (b) This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection.

                  (c) The obligations of the Guarantors hereunder and of the Other Guarantors under the Other Guaranties shall be several and not joint, and the Guarantors' obligations hereunder shall be limited to the TCW Percentage of the Guaranteed Obligations.

                  (d) In the event that there is a Guarantor Default by any Other Guarantor other than TPG (any such Guarantor, a "Defaulting Guarantor"), prior to the exercise of any remedies under or in respect of the Other Guaranty of such Other Guarantor by the Administrative Agent, the Guarantor shall have the right to, within 10 Business Days of notice from the Administrative Agent of the occurrence of such Guarantor Default, assume, on the terms and conditions herein, the obligations of the Defaulting Guarantor under its Other Guaranty. If the Guarantor elects to assume such obligations, the Guarantor shall promptly so notify the Administrative Agent in writing. Such assumption shall become effective upon the delivery by the Guarantor to the Administrative Agent of such instruments and documents (including without limitation such legal opinions and amendments hereto and any related documents as may reasonably be requested by the Administrative Agent) in form and substance reasonably satisfactory to the Administrative Agent and the Guarantor as may be required to transfer to the Guarantor the obligations of the Defaulting Guarantor under the GEI Guaranty. Upon the effectiveness of such assumption no Guarantor Default shall have been deemed to have occurred. Thereafter, the Other Guaranty (or portion thereof so assumed by the Guarantor) given by the Defaulting Guarantor shall no longer have any force or effect with respect to such Defaulting Guarantor and such Defaulting Guarantor shall be relieved of all of its obligations and duties under such Other Guaranty (or portion thereof so assumed by the Guarantor).

                  (e) The Guarantor may elect to assume, at any time, on the terms and conditions herein, any part or all of the obligations of any Other Guarantor other than TPG under its Other Guaranty. If the Guarantor elects to assume such obligations, the Guarantor shall so notify the Administrative Agent in writing. Such assumption shall become effective upon delivery to the Administrative Agent by such Other Guarantor and the Guarantor of such instruments and documents (including without limitation such legal opinions and amendments hereto and any related documents as may reasonably be requested by the Administrative Agent) in form and substance reasonably satisfactory to the Administrative Agent and the Guarantor as may be required to transfer to the Guarantor such part or all of the obligations of such Other Guarantor under such Other Guaranty. Thereafter, the Other Guaranty (or portion thereof so assumed by the Guarantor) given by the Other Guarantor shall no longer have any force or effect with respect to such other Guarantor and such Other Guarantor shall be relieved of all of its obligations and duties under such Other Guaranty (or portion thereof so assumed by the Guarantor).

                  (f) Anything to the contrary in this Agreement notwithstanding, the obligations of the Guarantors hereunder shall terminate on the date 364 days after the date hereof (without prejudice to any obligations of the Guarantors with respect to any amount claimed hereunder prior to said date).

                  (g) The Administrative Agent agrees that (i) if it makes any demand for payment under this Agreement in respect of any of the Guaranteed Obligations it will contemporaneously make demands for payment in respect thereof under the Other Guaranties, on a pro rata basis, and (ii) the Administrative Agent will treat the Guarantors, to the extent practicable, no less favorably than it treats each Other Guarantor, subject however to the right of the Administrative Agent and the Lenders to take such actions as they may reasonably determine to be necessary from time to time to protect the rights and remedies of the Administrative Agent and the Lenders in the good faith exercise of their respective credit judgments.

                  2.02 Acknowledgments, Waivers and Consents. Each Guarantor agrees that the obligations of such Guarantor under Section 2.01 hereof shall, to the fullest extent permitted by applicable law, be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the foregoing, each Guarantor agrees that, subject to Section 2.01(g):

                  (a) The occurrence of any one or more of the following shall not affect the enforceability or effectiveness of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent or any Lender under this Agreement:

                  (i) any modification or amendment (including without limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or the Credit Agreement, or any other agreement or instrument whatsoever relating thereto, or any modification of the Commitments;

                  (ii) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of any Guarantor under this Agreement or of either of the Other Guaranties or any other guarantee of all or any part of the Guaranteed Obligations;

                  (iii) any application of the proceeds of any other guarantee to all or any part of the Guaranteed Obligations in any such manner and to such extent as the Administrative Agent may determine;

                  (iv) any release of any Other Guarantor or any other Person (including without limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) in whole or in part from any personal liability with respect to all or any part of the Guaranteed Obligations;

                  (v) any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Administrative Agent may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or either of the Other Guaranties or any other guarantee of all or any part of the Guaranteed Obligations;

                  (vi) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person;

                  (vii) any proceeding against the Borrower or any Guarantor or any Other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Administrative Agent and the Lenders under the Credit Agreement or otherwise in such order and such manner as the Administrative Agent may determine, regardless of whether the Administrative Agent or the Lenders shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement or any Other Guaranty;

                  (viii) the entering into such other transactions or business dealings with the Borrower, any subsidiary or Affiliate of the Borrower or any Other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire; or

                  (ix) all or any combination of any of the actions set forth in this Section 2.02(a).

                  (b) The enforceability and effectiveness of this Agreement and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                  (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Agreement or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

                  (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                  (iii) the illegality, invalidity or unenforceability of any Other Guaranty or any security for or other guarantee of all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

                  (iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any Other Guaranty or any other guarantor with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 2.03 hereof, by reason of the full payment of all Guaranteed Obligations);

                  (v) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any Other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other guarantor of all or any Other Guarantor or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability under the Credit Agreement, the Administrative Agent and the Lenders being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under the Credit Agreement;

                  (vi) any counterclaim, set-off or other claim which the Borrower or any Other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations;

                  (vii) any failure of the Administrative Agent or any Lender or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (viii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                  (ix) any action taken by the Administrative Agent or any Lender that is authorized by this Section 2.02 or otherwise in this Agreement or by any provision of the Credit Agreement or any omission to take any such action; or

                  (x) to the fullest extent permitted by applicable law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                  (c) To the fullest extent permitted by law, each Guarantor expressly waives, for the benefit of the Administrative Agent and the Lenders, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or any Other Guaranty or any or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurrence or assumption of new or additional Guaranteed Obligations.

                  (d) Each Guarantor further waives, to the fullest extent permitted by law, any right to which it may be entitled, including, without limitation:

                  (i) that the assets of the Borrower or any Other Guarantor first be used, depleted and/or applied in satisfaction of the Borrower's obligations under the Credit Agreement prior to any amounts being claimed from or paid by any Guarantor;

                  (ii) to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against any Guarantor or any Other Guarantor; and

                  (iii) to have its obligations hereunder be divided among the Guarantors and the Other Guarantors, such that any Guarantor's obligation would be less than the full amount claimed.

                  2.03 Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and the Lenders on demand for all costs and expenses (including, without limitation, reasonable fees and costs of counsel, but without duplication of the obligations of the Borrower under the Credit Agreement) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

                  2.04 Remedies. Each Guarantor agrees that, as between such Guarantor and the Administrative Agent and the Lenders and subject to Section 5 hereof, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Article VII of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of
Section 2.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower.

                  2.05 Payments. Each payment by or on account of any obligation of the Guarantors under this Agreement shall be made on or before the date fifteen (15) Business Days after the date the Administrative Agent shall have demanded such payment in writing hereunder, and all such payments shall be made in United States dollars, without deduction, withholding, set-off or counterclaim at the place specified in the Credit Agreement and free and clear of and without deduction for any Indemnified Taxes or Other Taxes.

                  Section 3.  Representations and Warranties.

                  3.01 Guarantor. Each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

                  (1) Organization; Power and Authority. Such Guarantor (i) is duly organized, validly existing and in good standing as a limited partnership, in the case of TCW Partners, and a statutory business trust, in the case of TCW Trust, under the laws of the State of Delaware, (ii) has all requisite limited partnership or trust power, as the case may be, and all material governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and (iv) has full power, authority and legal right to make and perform this Agreement.

                  (2) Due Authorization, Legality, Etc. The making and performance by such Guarantor of this Agreement are within the purpose of such Guarantor as set forth in such Guarantor's Partnership/Trust Agreement. Without limiting the foregoing, the making and performance by such Guarantor of this Agreement constitutes an "investment" by such Guarantor in Mezzanine Securities. The making and performance by such Guarantor of this Agreement have been duly authorized by all necessary partnership action on the part of such Guarantor, and do not and will not contravene (i) such Guarantor's Partnership/Trust Agreement, (ii) any applicable law, decree, regulation, judgment, award, injunction or similar legal restriction, as now in effect, or (iii) any agreement, instrument or contractual restriction binding on such Guarantor.

                  (3) No Additional Authorization Required. No license, consent, authorization or approval or other action by, or notice to or registration or filing with, any Governmental Authority, and no other third-party consent or approval, is necessary for the due execution, delivery and performance by such Guarantor of this Agreement, or for the legality, validity or enforceability of this Agreement, except such as have heretofore been given or made.

                  (4) Legal Effect. This Agreement has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except (i) as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and (ii) as rights may be limited by equitable principles of general applicability.

                  (5) Financial Statements; Material Adverse Effect. Such Guarantor has heretofore furnished to the Administrative Agent the following financial statements:

                  (i) the audited financial statements of such Guarantor as at December 31, 2000 for the fiscal year ending on such date; and

                  (ii) the unaudited financial statements of such Guarantor as at September 30, 2001 for the fiscal quarter ending on such date.

All such financial statements fairly present the financial condition of such Guarantor as at such dates and the results of their operations for the fiscal year and fiscal quarter ending on such dates (subject, in the case of such financial statements as at September 30, 2001, to normal year-end audit adjustments), all in accordance with GAAP. Since December 31, 2000, no event or circumstance has occurred that has had any of the effects specified in clauses
(b) or (c) of the definition of Material Adverse Effect. On the date hereof, such Guarantor is Solvent.

                  (6) Ranking. The payment obligations of such Guarantor hereunder are unconditional and unsubordinated general obligations of such Guarantor, and rank and will at all times rank at least pari passu in priority of payment with all other present and future unsecured unsubordinated Indebtedness of such Guarantor.

                  (7) No Actions or Proceedings. There are no legal or arbitral proceedings, or proceedings by or before any Governmental Authority, now pending or (to the knowledge of such Guarantor) threatened against such Guarantor that (either individually or in the aggregate) (a) could reasonably be expected to have a Material Adverse Effect or (b) purport to affect the legality, validity or enforceability of this Agreement or any of the Loan Documents.

                  (8) Taxes. Such Guarantor has filed all tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP.

                  (9) Investment Company Act. Such Guarantor is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  (10) VCOC. As of the date hereof, such Guarantor is a "venture capital operating company" within the meaning of ERISA.

                  (11) Portfolio Company. The Borrower is a Portfolio Company.

                  (12) Existing Indebtedness. The aggregate amount of all investments by such Guarantor in Mezzanine Securities of the Borrower does not, as of the date hereof, after giving effect to this Agreement, exceed an amount equal to 20% of the Aggregate Partnership Commitments, in the case of TCW Partners, and the Aggregate Trust Commitments, in the case of TCW Trust.

                  (13) Limited Partners/Limited Owners. Schedule 1 attached hereto sets forth a complete list of all Limited Partners and Limited Owners as of December 19, 2001. As of the date hereof, (i) no Limited Partner is a Defaulting Partner and no Limited Owner is a Defaulting Owner and (ii) no Limited Partner is excused from making Capital Contributions pursuant to Section
7.7 of TCW Partners' Partnership/Trust Agreement or otherwise and no Limited Owner is excused from making Capital Contributions pursuant to Section 8.7 of TCW Trust's Partnership/Trust Agreement or otherwise.

                  (14) Event of Withdrawal/Other Events. No Event of Withdrawal, Other Event, or Material dverse Event has occurred.

                  3.02 General Partner. The General Partner represents and warrants to the Administrative Agent and the Lenders that:

                  (1) Organization, Power and Authority. The General Partner (a) is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, (b) has all requisite limited liability corporate power, and all material governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform this Agreement.

                  (2) Due Authorization, Legality, Etc. The making and performance by the General Partner of this Agreement have been duly authorized by all necessary corporate action on the part of the General Partner and do not and will not contravene (a) its organizational documents of the General Partner,
(b) any applicable law, decree, regulation, judgment, award, injunction or similar legal restriction, as now in effect, or (c) any agreement, instrument or contractual restriction binding on the General Partner.

                  (3) No Additional Authorization Required. No license, consent, authorization or approval or other action by, or notice to or registration or filing with, any Governmental Authority, and no other third-party consent or approval, is necessary for the due execution, delivery and performance by the General Partner of this Agreement, or for the legality, validity or enforceability of this Agreement, except such as have heretofore been given or made.

                  (4) Legal Effect. This Agreement has been duly executed and delivered by the General Partner and is the legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms except (a) as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and (b) as rights may be limited by equitable principles of general applicability.

                  (5) Investment Company Act. The General Partner is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  (6) The General Partner; etc. The General Partner has the right under Sections 3.1(a) of the Partnership/Trust Agreements to give notices to the Partners and the Limited Owners requiring them to make cash contributions to the Guarantors in order to pay the obligations of the Guarantors under this Agreement. As of the date hereof, no Commitment Period has expired or been terminated and as of the date hereof no Suspension of Commitments has occurred. This Agreement constitutes a Binding Commitment and the General Partner will be entitled to make capital calls on the Partners and the Limited Owners in connection with amounts payable under this Agreement notwithstanding the occurrence of the expiry, suspension or termination of the Commitment Period (and the making of a payment hereunder will not be a "new Investment" for purposes of Sections 3.2(c) of the Partnership/Trust Agreements).

                  Section 4. Covenants of Guarantor and General Partner.

                  A. Guarantors. Each Guarantor covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of the obligations of the Guarantors hereunder:

                  (1) Existence, Etc. Such Guarantor will (a) preserve and maintain its legal existence and (b) preserve and maintain all of its material rights, privileges, licenses and franchises, except, in the case of clause (b) only, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (2) Inspection of Property, Books and Records. Such Guarantor will, subject to reasonable confidentiality requirements, (a) maintain appropriate books and records in which full, true and correct entries shall be made of dealings and transactions in relation to its business and activities and
(b) permit the Administrative Agent, during normal business hours and as often as may be desired at their own cost and expense (provided, that if a Default has occurred and is continuing such Guarantor shall indemnify the Administrative Agent for such costs and expenses) to examine, copy and make extracts from its books and records, to inspect any of its property, and to discuss its business and affairs with its officers.

                  (3) Compliance with Law. Such Guarantor will comply in all respects with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including without limitation ERISA and Environmental Laws) except where failure to comply could not reasonably be expected to have a Material Adverse Effect or where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

                  (4) Payment of Obligations. Such Guarantor will (a) pay and discharge at or before maturity all of its material obligations and liabilities (including, without limitation, claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien) and (b) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such obligations, liabilities, tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP and where the failure to pay or discharge such obligation, liability, tax, assessment, charge or levy could not reasonably be expected to have a Material Adverse Effect.

                  (5) Reporting Requirements. Such Guarantor will provide to the Administrative Agent:

                  (i) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of such Guarantor, one copy for each Lender of an unaudited balance sheet of such Guarantor as at the end of each such fiscal quarter and the related statements of income and retained earnings of such Guarantor for such quarter and for the portion of the fiscal year ended at the end of such quarter;

                  (ii) as soon as available and in any event within 120 days after the end of each year of such Guarantor, one copy for each Lender of an audited balance sheet of such Guarantor as at the end of each such fiscal year and the related statements of income and retained earnings of such Guarantor for such fiscal year, accompanied by an unqualified opinion of independent certified public accountants of recognized national standing acceptable to the Lenders, which opinion shall state that the financial statements fairly present the financial condition and results of operations for such Guarantor as at the end of and for such fiscal year in accordance with GAAP;

                  (iii) promptly upon the commencement of, or any material adverse development in, any litigation or proceeding against such Guarantor that could reasonably be expected to have a Material Adverse Effect, notice thereof with a description thereof in reasonable detail;

                  (iv) promptly after it is notified thereof, notice of any change in the list of Limited Partners; and

                  (v) from time to time and, if no Guarantor Default shall have occurred and be continuing, with reasonable prior notice given by the Administrative Agent, such additional information regarding the financial position or business of such Guarantor as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

                  (6) Ranking. Such Guarantor will promptly take all actions as may be reasonably necessary to ensure that the payment obligations of such Guarantor under this Agreement will at all times constitute unconditional and unsubordinated general obligations of such Guarantor ranking at least pari passu in priority of payment with all other present and future unsecured unsubordinated Indebtedness of such Guarantor.

                  (7) Merger, Etc. Such Guarantor will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  (8) Compliance with the Partnership Agreement. Such Guarantor shall comply in all material respects with its obligations under its Partnership/Trust Agreement.

                  B. General Partner. The General Partner covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of the obligations of the Guarantors hereunder:

                  (1) Existence, Etc. The General Partner will (a) preserve and maintain its legal existence and (b) preserve and maintain all of its material rights, privileges, licenses and franchises, except, in the case of clause (b) only, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (2) Merger, Etc. The General Partner will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  (3) Notices Under the Partnership/Trust Agreements. The General Partner shall promptly give such notices to the Limited Partners and Limited Owners under Sections 3.1 of the Partnership/Trust Agreements, and under each other provision of the Partnership/Trust Agreements, as may be required to assure it is able to make capital calls on the Limited Partners and Limited Owners thereunder in such amounts and at such times as may be required to enable the Guarantors timely to perform their obligations hereunder.

                  (4) Availability. The General Partner shall assure that there shall at all times be Unpaid Commitments in an aggregate amount sufficient to assure that the Guarantors can perform their obligations hereunder.

                  (5) VCOC. The General Partner will use its reasonable best efforts to conduct the affairs of the Guarantor so that each Guarantor is at all relevant times a "venture capital operating company" within the meaning of ERISA.

                  (6) Amendments to the Partnership Agreement. The General Partner will not permit the Partnership/Trust Agreements to be amended or modified in any manner that has or could reasonably be expected to have a material adverse effect on the rights and remedies of the Administrative Agent or any Lender hereunder.

                  (7) Notice of Material Events. The General Partner will give to the Administrative Agent prompt notice if any Limited Partner becomes a Defaulting Partner, any Limited Owner becomes a Defaulting Owner or any Limited Partner or Limited Owner is excused from making Capital Contributions pursuant to any provision of the Partnership/Trust Agreements, of the occurrence of any Event of Withdrawal, Other Event or Material Adverse Event, of any breach by a Guarantor or the General Partner of any provision hereof, and of any event or condition that constitutes a Guarantor Default or that upon notice, lapse or both would, unless cured or waived, become a Guarantor Default.

                  Section 5. Agreements by Administrative Agent. Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, the Administrative Agent agrees, on behalf of itself and the Banks, with the Guarantors and the General Partner that, until payment in full of the obligations of the Guarantors hereunder:

                  (1) it will not amend any of the Loan Documents without the prior written consent of the Guarantors;

                  (2) it will not accelerate the maturity of the Loans without the prior written approval of the Guarantors, provided, that this clause (2) shall not apply while a Guarantor Default has occurred and is continuing;

                  (3) if so instructed by the Guarantors while an Event of Default has occurred and is continuing it will accelerate the maturity of the Loans, provided, that nothing in this clause (3) shall require the Administrative Agent to take any action that in good faith it considers to be contrary to the terms of the Loan Documents or applicable law;

                  (4) it will not (i) institute any legal proceedings against the Borrower or any Subsidiary Loan Party or
                        (ii) take any action to enforce any security interest or lien granted to the Administrative Agent pursuant to the Loan Documents, without, in each case, the prior written approval of the Guarantors (and shall in any event have no obligation to institute or prosecute any such proceedings), provided, that this clause (4) shall not apply while a Guarantor Default has occurred and is continuing;

                  (5) it will not grant a waiver of any of its or the Lenders' rights or remedies under the Loan Documents without the prior written approval of the Guarantors;

                  (6) it will promptly forward to the Guarantors a copy of each notice, filing and other document received by it from, or delivered by it to, the Borrower under the Loan Documents, including without limitation each borrowing request thereunder, and will promptly from time to time confirm to the Guarantors, upon their request, the amounts outstanding under the Loan Documents, and the amount paid thereon, and such other matters relating to the Borrower's performance of its obligations under the Loan Documents as the Guarantors may reasonably request or as the Administrative Agent in its sole discretion may consider appropriate to deliver to the Guarantors;

                  (7) upon the instruction of the Guarantors, it will issue the notice referred to in the introduction to Section
                        4.01 of the Credit Agreement subject to the satisfaction of the Administrative Agent with the sufficiency of the documents furnished pursuant to
                        Section 4.01(c) of the Credit Agreement;

                  (8) if instructed by the Guarantors, it will instruct the Lenders not to make additional Loans to the Borrower; and

                  (9) without limiting the foregoing, if no Guarantor Default has occurred and is continuing and until payment in full of the Guaranteed Obligations, it will take such reasonable actions contemplated by the Loan Documents as the Guarantors may reasonably request (including without limitation the granting of waivers and the release of collateral and the taking of remedial actions in the case of an Event of Default);

provided that except with respect to Section 2.08(d) of the Credit Agreement, the Administrative Agent shall have no obligation under this Section 5 to take any action, without the written consent of the Lenders or the Required Lenders as contemplated by the Credit Agreement, which (i) increases the Commitment of any Lender, (ii) reduces the principal amount of any Loan or reduces the rate of interest thereon, or reduces any fees payable under any Loan Document, (iii) postpones the maturity of any Loan, or any date for the payment of any interest or fees payable under any Loan Document, or reduces the amount of, waives or excuses any such scheduled payment, or postpones the scheduled date of expiration of any Commitment, (iv) changes or waives compliance with any of
Article II, Section 4.01(c), Section 4.02(d), clause (p) of Article VII, Article VIII or Section 9.03 of the Credit Agreement, or (v) changes or waives any indemnification obligations in favor of the Agents or the Lenders set forth in any of the Loan Documents; provided further that nothing herein or in any other Loan Document shall require the Administrative Agent to take any action that in the reasonable opinion of the Administrative Agent would be contrary to the terms of the Loan Documents or applicable law or subject the Administrative Agent to personal liability; provided further that the Administrative Agent shall in all cases be fully justified in failing or refusing to act under the Loan Documents unless it shall receive further assurances to its reasonable satisfaction of any applicable indemnification obligations under the Loan Documents in respect of such action.

                  Section 6.  Miscellaneous.

                  6.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  6.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing delivered to the intended recipient at (i) in the case of the Administrative Agent, as specified in Section 9.01 of the Credit Agreement and
(ii) in the case of the Guarantors and the General Partner, the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a telecopy, emailed or mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  6.03 Expenses, Etc. Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the Lenders for all of their reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default.

                  6.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Guarantors, the General Partner and the Administrative Agent. Any such amendment or waiver shall be binding upon the Administrative Agent, the Lenders, each holder of any of the Guaranteed Obligations, the Guarantors and the General Partner. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Except as expressly provided herein, the Administrative Agent will not release any Guarantor from its obligations hereunder, or limit its liability hereunder, without the written consent of each Lender.

                  6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each holder of any of the Guaranteed Obligations and their respective successors and assigns; provided that neither any Guarantor nor the General Partner may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent; provided further that nothing in this Section 6.05 shall be deemed to prohibit TCW/Crescent Mezzanine III Netherlands, L.P., a Delaware limited partnership, from being added to this Agreement as a joint and several "Guarantor" with the Guarantors.

                  6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  6.08 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                  6.09  Jurisdiction, Service of Process and Venue.

                  (a) Each of the Guarantors and the General Partner hereby agrees that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or in any New York State Court sitting in the Borough of Manhattan, New York, or, in the case of an action brought against such party, in the courts of its own corporate domicile, and hereby irrevocably submit to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment; provided, that nothing herein shall prevent the Administrative Agent or any Lender from enforcing any judgment obtained in any such court by proceedings in any jurisdiction whatsoever.

                  (b) Each of the Guarantors and the General Partner hereby irrevocably appoints CT Corporation System in New York, New York (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of the Guarantors and the General Partner and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each of the Guarantors and the General Partner agrees that the failure of the Process Agent to give any notice of any such service of process to the Guarantors or the General Partner shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable as long as the Loans are outstanding, except that if for any reason the Process Agent appointed hereby ceases to act as such, the Guarantors and the General Partner will, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval of the Administrative Agent. Each of the Guarantors and the General Partner hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Each of the Guarantors and the General Partner covenants and agrees that it shall take any and all action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section 6.09 in full force and effect and to cause the Process Agent to act as such.

                  (c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such process or summonses in any other manner permitted by applicable law, or to obtain jurisdiction over the Guarantors and the General Partner in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (d) Each of the Guarantors and the General Partner hereby irrevocably waives, to the extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the United States District Court for the Southern District of New York or any New York State Court sitting in the Borough of Manhattan, New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Guarantors or the General Partner is or may be subject, by suit upon judgment.

                  6.10 Waiver of Jury Trial. EACH OF THE GUARANTORS, THE GENERAL PARTNER AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  6.11 Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.12 Set-Off. Without limiting any of the obligations of the Guarantors or the rights of the Administrative Agent or the Lenders hereunder, if any Guarantor shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, without prior notice to the Guarantors (which notice is expressly waived by the Guarantors to the fullest extent permitted by applicable law), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) of the Guarantors held by such Lender or any subsidiary, affiliate, branch or agency thereof. Such Lender shall promptly provide notice to the Guarantors of such set-off; provided, that failure by such Lender to provide such notice to the Guarantors shall not give the Guarantors any cause of action or right to damages or affect the validity of such set-off and application. The rights of each Lender under this Section 6.12 are in addition to any other rights and remedies (including, without limitation, any other rights of set-off) that such Lender may have.

                  6.13 Termination. In addition to Section 2.01(f), the Guarantors may, if no Default or Guarantor Default shall have occurred or be continuing, terminate this Agreement (a "Guarantor Termination") at any time by providing written notice in accordance with Section 6.02 to the Administrative Agent; provided that such termination shall not be effective until (i) the Administrative Agent shall have received an amount equal to the principal of, and interest on, the Loans outstanding under the Credit Agreement, together with all other amounts payable thereunder and under each other Loan Document, (ii) the Commitments of the Lenders under the Credit Agreement shall have been terminated and (iii) any and all obligations hereunder and under the Reimbursement Documentation shall have been satisfied.

                  6.14 Confidentiality. The Administrative Agent agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or, subject to confidentiality undertakings in the Credit Agreement or substantially the same as those in the Credit Agreement on the date hereof, the Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Credit Agreement, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (g) with the consent of the Guarantors or
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent on a nonconfidential basis from a source other than the Guarantors. For the purposes of this Section, the term "Information" means all information received from the Guarantors relating to the Guarantors or its business (including the information on Schedule 1 hereto). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  6.15 Release. The Administrative Agent agrees that it shall release the Guarantors from their obligations hereunder, if, and for so long as, the Guarantors have validly and effectively pledged to the Administrative Agent a blocked cash collateral account held in New York with Citibank, N.A. in an amount, and pursuant to documentation in form and substance, reasonably satisfactory to the Administrative Agent (provided that no such release shall be effective until the expiry of any applicable preference period under applicable bankruptcy law); provided further that prior to or simultaneously with the release of the Guarantors pursuant to this Section 6.15, the parties hereto agree to make such reasonable amendments to the Reimbursement Documentation and other related documents to ensure that the Guarantors have the same remedies and, in all material respects, the same legal and contractual rights, under and with respect to the Reimbursement Documentation and such other related documents in the event the Administrative Agent exercises its remedies with respect to the cash collateral account as it would in the event the Guarantors were to make a payment pursuant to this Agreement (such amendments to be in writing and in form and substance reasonably acceptable to the parties hereto).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      Guarantor
                                      ---------

                                      TCW/CRESCENT MEZZANINE PARTNERS III,
                                      L.P. and TCW/CRESCENT MEZZANINE TRUST III

                                      By: TCW/Crescent Mezzanine Management III,
                                          LLC, its Investment Manager

                                      By: TCW Asset Management Company, its
                                      Sub-Advisor

                                      By /s/ James C. Shevlet, Jr.
                                         -------------------------------
                                         Name: James C. Shevlet, Jr.
                                         Title: Senior Vice President

                                      By /s/ C. Shawn Boskin
                                         -------------------------------
                                         Name: C. Shawn Boskin
                                         Title: Senior Vice President

                                      Address for Notices:
                                      c/o TCW Crescent Mezzanine, L.L.C.
                                      11100 Santa Monica Blvd.
                                      Suite 2000
                                      Los Angeles, CA  90025
                                      Attn: Jim Shevlet
                                      Fax: (310) 235-5967

                                      General Partner
                                      ---------------

                                      TCW/CRESCENT MEZZANINE III, LLC

                                      By: TCW Asset Management Company, its
                                      Sub-Advisor

                                      By /s/ James C. Shevlet, Jr.
                                         -------------------------------
                                         Name: James C. Shevlet, Jr.
                                         Title: Senior Vice President

                                      By /s/ C. Shawn Boskin
                                         -------------------------------
                                         Name: C. Shawn Boskin
                                         Title: Senior Vice President

                                      Address for Notices:
                                      c/o TCW Crescent Mezzanine, L.L.C.
                                      11100 Santa Monica Blvd.
                                      Suite 2000
                                      Los Angeles, CA  90025
                                      Attn: Jim Shevlet
                                      Fax: (310) 235-5967


                                      Administrative Agent
                                      --------------------

                                      CITICORP USA, INC., as
                                        Administrative Agent

                                       By /s/ Arnold Y. Wong
                                          ------------------------
                                         Name: Arnold Y. Wong
                                         Title: Vice President